Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329

Exhibit 5.1

July 11, 2025

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Urgent.ly Inc., a Delaware corporation (the “Company”), in connection with the registration of the proposed offer and sale of up to $4,025,821 of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-288523) (the “Registration Statement”) including the prospectus dated July 11, 2025 included therein (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shares.

The offering and sale of the Shares are being made pursuant to the Sales Agreement, dated as of July 11, 2025 (the “Sales Agreement”), by and between the Company and A.G.P./Alliance Global Partners.

We have examined copies of the Sales Agreement, the Registration Statement, the Base Prospectus, and the prospectus supplement thereto related to the offering of the Shares, which prospectus supplement is dated as of July 11, 2025, and will be filed by the Company in accordance with Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that the Prospectus Supplement will have been filed with the Commission describing the Shares offered thereby; (f) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (g) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

austin boston BOULDER brussels hong kong london los angeles new york palo alto
SALT LAKE CITY san diego san francisco seattle shanghai washington, dc wilmington, de

Urgent.ly Inc.

July 11, 2025

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation